FOR IMMEDIATE RELEASE

MEDIA CONTACT:                      SHAREHOLDER CONTACT:

Mary Ann Susco                      Marco Acosta
(212) 850-1382                      (212) 850-1333
suscom@jwseligman.com               acostam@jwseligman.com




                      SELIGMAN SELECT MUNICIPAL FUND, INC.
                 DECLARES SEPTEMBER INCOME DIVIDEND DISTRIBUTION



NEW YORK, September 5, 2008 - Directors of Seligman Select Municipal Fund, Inc. (NYSE: SEL) today declared an income dividend of $0.036 per common share. The dividend will be payable September 22, 2008 to shareholders of record on September 15, 2008. Common shares of Seligman Select Municipal Fund, Inc. will be offered "ex-dividend" on September 11, 2008.

Seligman Select Municipal Fund, Inc. is managed by J. & W. Seligman & Co. Incorporated (JWS), a New York-based investment manager and advisor, which was founded in 1864. Seligman Advisors, Inc. is the principal underwriter of the Seligman mutual funds managed by JWS. Seligman Services, Inc. provides client services to shareholders of Seligman Select Municipal Fund, Inc. Seligman Advisors, Inc. and Seligman Services, Inc. are wholly-owned subsidiaries of JWS.

You should consider the investment objectives, risks, charges, and expenses of the Fund carefully before investing. You can obtain the Fund's most recent periodic reports and other regulatory filings by contacting your financial advisor or Seligman Services, Inc. at 800-597-6068. These reports and other filings can also be found on the Securities and Exchange Commission's EDGAR Database. You should read these reports and other filings carefully before investing or sending money.

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